EXHIBIT 4.1

SNM GLOBAL HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

Shares of Common Stock Registered Under Regulation A

Subject to the terms and conditions of the shares of common stock (the "Shares”) described in the SNM Global Holdings, Inc. (the “Company”) Regulation A (Tier 1) Offering Circular dated July ___, 2019 (the "Offering"), I hereby subscribe to purchase the number of shares of Common Stock set forth below for a purchase price of $_____ per share. Enclosed with this Subscription Agreement (the “Agreement”) is my check or other form of payment made payable to "SNM Global Holdings, Inc.”, a Nevada corporation (the “Company”) evidencing $___ for each Share subscribed.

I understand that my subscription is conditioned upon acceptance by the Company and subject to additional conditions described in the Offering Circular. I further understand that the Company, in its sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of Shares that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned without interest.

I understand that when this Agreement is executed and delivered, it is irrevocable and binding to me.

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for __________ Shares of the Company at a purchase price of $____ per share (aggregate purchase price: $____________) (hereafter the “Purchase Price,”).

This Agreement is between the Company, and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

WI T N E S E T H:

WHEREAS, the Company is offering for sale up to ONE BILLION TWO HUNDRED FIFTY MILLION (1,250,000,000) shares of common stock (the “Shares”) (such offering being referred to in this Agreement as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1. Purchase and Sale. Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2. Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at ___ along with payment to SNM Global Holdings, Inc. in the amount of the Purchase Price of the Shares subscribed (the “Funds”), as outlined below. The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

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3. Subscription and Purchase. (a) The Offering will begin on the qualification date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering. Any subscription for Shares received will be rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier; (b) contemporaneously with the execution and delivery of this Agreement, Purchaser shall pay the Purchase Price for the Shares by check or other form of payment made payable to SNM Global Opportunities; (c) Upon receipt of the Funds to the Company, Purchaser shall receive notice and evidence of the digital entry (or other manner of record) of the number of Shares owned by the Purchaser reflected on the books and records of the Company and verified by Pacific Stock Transfer (the “Transfer Agent”) which books and records shall bear the notation that the Shares were sold in reliance upon Regulation A under the Securities Act of 1933; ( d) If any such subscription is accepted, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser or uncertificated shares by registering such shares in the Company’s books and records as book-entry shares and take all action necessary to provide Purchaser with evidence of the uncertificated book-entry shares and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased. Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

4. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents, warrants and agrees as follows:

a) Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Circular. The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

c) The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

d) The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

e) The Purchaser reiterates that he meets the standards set forth in the Offering Circular and, more specifically, the Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

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f) With respect to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

g) The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

h) The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

i) The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last page of this Agreement.

j) The Purchaser confirms that he understands that, unless a subscription is rejected, the funds will automatically be retained by the Company per the terms of the Offering Circular.

k) As indicated by the handwritten check mark immediately below, the Purchaser represents that Purchaser is an “accredited Purchaser” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, amended (the “Securities Act”) or not an “accredited. Purchaser”:

_________ (i) A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act);

_________ (ii) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_________ (iii) An insurance company (as defined in Section 2(13) of the Securities Act);

_________ (iv) An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”);

_________ (v) A Small Business Investment Company licensed by the U.S. Small Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958;

_________ (vi) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its subdivisions for the benefit to its employees, which plan has total assets in excess of $5,000,000;

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_________ (vii) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a “Plan Fiduciary”, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

_________ (viii) An employee benefit plan within the meaning of ERISA having total assets in excess of $5,000,000;

_________ (ix) A self-directed employee benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited Purchasers as defined in Rule 501(a) of Regulation D;

_________ (x) A business development company (as defined in Section 2(a)(48) of the Investment Company Act) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940);

_________ (xi) A Corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the Shares having total assets in excess of $5,000,000;

_________ (xii) Any executive officer or director of the Company;

_________ (xiii) An individual having an individual net worth or a joint net worth with spouse at the time of purchase (excluding primary residential real property) in excess $1,000,000, excluding the value of the primary residence of such natural person1;

__________________
1 The value of your primary residence is not included in your net worth calculation. In addition, any mortgage or other loan on the residence does not count as a liability up to the fair market value of the residence. If the loan is for more than the fair market value of the residence (i.e., if your mortgage is underwater), then the loan amount that is over the fair market value counts as a liability under the net worth test. Further, any increase in the loan amount in the 60 days prior to your purchase of the securities (even if the loan amount does not exceed the value of the residence) will count as a liability as well. The reason for this is to prevent net worth from being artificially inflated through converting home equity into cash or other assets. (Source: SEC Investor Bulletin; SEC Pub. No. 158 (9/13))

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_________ (xiv) An individual whose net income was in excess of $200,000 in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his net income to reach such level in the current year;

_________ (xv) A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Shares whose purchase is directed by a sophisticated person (i.e., person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of any securities); or

_________ (xvi) Any entity in which all of the entity owners are “accredited Purchasers.”

(xvii) The Purchaser is not an “accredited Purchaser.”

l) As indicated by the handwritten check mark immediately below the Purchaser is:

__ An Investor whose investment in the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

5. Notices. All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

a) If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

b) If to the Company, addressed to the Company at 7950 NW 53rd Street, Suite 337, Miami, Florida 337 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6. Severability. If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law. Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

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7. Parties in Interest. This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8. Choice of Law. This Agreement is made under the laws of Nevada and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9. Headings. Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10. Execution in Counterparts. This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11. Survival of Representations and Warranties. The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment, therefore.

12. No Incidental, Consequential, Punitive or Special Damages. In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives and Employees to the undersigned under this Agreement for claims, costs, damages and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise shall not exceed, in the aggregate the undersigned’s investment amount.

SIGNATURES ON THE FOLLOWING PAGE

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SUBSCRIPTION AGREEMENT

SIGNATURE PAGE FOR INDIVIDUALS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ______ day of ______________ 2019.

Total Purchase Price: $__________

Number of Shares: _________________

Price per Share: $_______

(Signature of Subscriber)	(Signature of Spouse or Joint Tenant, If Any)

(Print Name of Subscriber)	(Print Name of Spouse or Joint Tenant, If Any)

Email:

(Address)	(Address)

(Telephone Number)	(Telephone Number)

(Social Security Number)	(Social Security Number)

(Date)	(Date)

Note: If two purchasers are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):

_______	JT TEN:	As joint tenants with right of survivorship and not as tenants in common.

_______	TEN COM:	As tenants in common.

_______	TENENT:	As tenants by the entireties.

The undersigned hereby tenders to SMN Global Holdings, Inc., the amount above indicating the number of Shares subscribed for. Checks should be made payable to SMN Global Holdings, Inc. Wire instructions available upon request.

__________________________________

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SUBSCRIPTION AGREEMENT

SIGNATURE PAGE FOR CORPORATIONS, TRUSTS, PARTNERSHIPS OR RETIREMENT PLANS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the ______ day of _______________, 2019.

Total Purchase Price: $______________

Number of Shares: _________________

Price per Share: $__________________

(Signature of Subscriber)

(Print Name of Subscriber)

Email:

(Address)

(Telephone Number)

(Social Security Number)

(Date)

(Federal Employer Identification Number or Other Tax Identification Number)

The undersigned hereby tenders to SMN Global Holdings, Inc., the amount above indicating the number of Shares subscribed for. Checks should be made payable to SMN Global Holdings, Inc. Wire instructions available upon request.

____________________________________

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APPROVED AND ACCEPTED in accordance with the terms of this Subscription Agreement on this __________day of _________________, 2019.

SNM Global Holdings, Inc.

SNM GLOBAL HOLDINGS, INC.

By: _____________________________________________

       Troy Lowman, Chief Executive Officer

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